UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 17, 2007

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)
Commission File Number: 001-32681
Registrant’s telephone number, including area code: (337) 232-7028
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On September 17, 2007, PetroQuest Energy, LLC (“PELLC”), a wholly-owned subsidiary of PetroQuest Energy, Inc. (the “Company”), the Company, Pittrans, Inc. and TDC Energy LLC entered into Amendment No. 3 to Second Amended and Restated Credit Agreement (the “Third Amendment”), which amends the Second Amended and Restated Credit Agreement dated November 18, 2005, among the Company, PELLC, JPMorgan Chase Bank, N.A., Macquarie Bank Limited and Calyon New York Branch (as the same may have been and may hereafter be amended from time to time, the “Credit Agreement”).
     Pursuant to the Third Amendment, the Borrowing Base (as such term is defined in the Credit Agreement), has been increased from $77.5 million to $80.0 million. The Third Amendment also permits the Company to sell or otherwise dispose of the Company’s gas gathering systems located in the Woodford Shale trend in southeast Oklahoma, and grants the Company a limited waiver from compliance with its current ratio (a ratio of Consolidated Current Assets to Consolidated Current Liabilities (as such terms are defined in the Credit Agreement) for all periods through the period ending December 31, 2007. The foregoing description of the Third Amendment is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     The Company previously announced that it is evaluating its strategic alternatives with respect to its gas gathering systems located in the Woodford Shale trend in southeast Oklahoma. The Company does not expect to publicly disclose further information regarding the status of the evaluation until a definitive transaction is entered into or the process is completed. There can be no assurances that any particular alternative will be pursued or that any transaction will occur, or on what terms, or as to the timing of any transaction
Item 2.03. Creation of a Direct Financial Obligation.
     On September 17, 2007, the Company entered into the Third Amendment, which among other things increased the Borrowing Base (as such term is defined in the Credit Agreement) from $77.5 million to $80.0 million. The discussion under Item 1.01 of this Current Report is incorporated herein by reference.
Item 8.01. Other Events
     On September 18, 2007, the Company issued a press release providing an update of certain of its operations. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits:
     10.1 Amendment No. 3 to Second Amended and Restated Credit Agreement, dated as of September 17, 2007, among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., Pittrans, Inc., TDC Energy LLC, JPMorgan Chase Bank, N.A. as lender, agent and issuer of letters of credit, Macquarie Bank Limited as lender, and Calyon New York Branch as lender and syndication agent.
     99.1 Press Release dated September 18, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: September 18, 2007	By:	/s/ Michael O. Aldridge
Michael O. Aldridge
Executive Vice President, Chief Financial Officer and Treasurer

Index to Exhibits
10.1       Amendment No. 3 to Second Amended and Restated Credit Agreement, dated as of September 17, 2007, among PetroQuest Energy, L.L.C., PetroQuest Energy, Inc., Pittrans, Inc., TDC Energy LLC, JPMorgan Chase Bank, N.A. as lender, agent and issuer of letters of credit, Macquarie Bank Limited as lender, and Calyon New York Branch as lender and syndication agent.
99.1       Press Release dated September 18, 2007.